SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (date of earliest event reported) August 10, 1999.

                           DISTINCTIVE DEVICES, INC.
               (Exact name of Registrant as Specified in Charter)

          New York                  0-2749                13-1999951
(State of incorporation)          (Commission            (IRS Employer
                                    File Number)         Identification No.)

        110 E. Atlantic Avenue, Suite 230, Delray Beach, Florida  33444
           (Address of Principal Executive Offices)             (Zip Code)

     Registrant's telephone number, including area code     (561) 279-9634

            1324 Motor Parkway, Suite 134, Hauppauge, New York 11788 Former Name or Former Address, if Changed Since Last Report

Incorporation of Information by Reference:

Registrant's Schedule 14(f)(1), Information Statement Pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14(f)(1) thereunder, filed with the Commission on August 11, 1999, is incorporated herein by reference.

Item 1.  Change in Control of Registrant

 In connection with the acquisition described under Item 2, effective as of August 10, 1999, two of the current officers and directors (James R. Hawk and Joanne Kalt) of Distinctive Devices, Inc. (the "Company") resigned as officers and directors; two Designees (Michael J. Paolini and Alfred M. Carroccia Jr.) of the Holders as defined in Item 2 below, have been elected to serve on the Board of Directors as of the time of closing; and two directors (Earl M. Anderson Jr. and Walter E. Freeman) have been re-elected to the Board of Directors. As a result, four Designees of the Holders have been appointed to
the Board of Directors of the Company.   The election of the Designees was a
condition, among others, of the closing of the acquisition. Consummation of the acquisition and election of the Designees resulted in a change of control of the Company. The new directors of the Company are Michael J. Paolini, Alfred M. Carroccia Jr, Earl M. Anderson Jr., and Walter E. Freeman. The following persons have been elected as officers: Michael J. Paolini, Chief Executive Officer and President; Alfred M. Carrocia Jr., Executive Vice President and Treasurer; Earl M. Anderson Jr., Chief Financial Officer and Vice President; and Kimberly Paolini, Secretary. Michael J. Paolini is deemed to be the beneficial owner of 60.37% of the Company's outstanding Common Stock; Earl
M. Anderson Jr. owns 7.36% of the Company's outstanding Common Stock; Alfred M. Carroccia Jr. owns 3.25% of the Company's outstanding Common Stock, and Walter
E. Freeman owns less than 1% of the Company's outstanding Common Stock.

Item 2.  Acquisition or Disposition of Assets

 Pursuant to a Stock Exchange Agreement, as amended (the "Agreement") between the Company and the holders (the "Holders") of 80.7% of the outstanding shares of Common Stock of EagleView Industries, Inc. ("EagleView) entered into as of June 18, 1999 and amended on August 6, 1999, the Company acquired such outstanding shares of Common Stock of EagleView in exchange for the issue of 8,051,340 shares of the Company's Common Stock (the "Transaction"). The Agreement additionally provides that within thirteen (13) months following the closing date the Company will offer to exchange additional shares of its Common Stock for the balance of the shares of EagleView Common Stock that are outstanding as at such closing date and are not being acquired by the Company on the closing date. Such exchange or exchanges shall have an exchange ratio of two shares of the Company for one share of EagleView so that an aggregate of 9,976,120 shares of Common Stock of the Company will be issued in exchange for a ll of the outstanding shares of EagleView as at the closing date.

 In connection with services rendered by James W. Wolff to the Company as a finder in introducing EagleView to the Company, the Company issued to James W. Wolff a finder fee of 121,712 shares of the Company's Common Stock, which is the number of shares of the Company's Common Stock equal to one percent (1%) of the shares of the Company's Common Stock outstanding immediately following the closing date of the Transaction. Further, if, within thirteen months of the closing date, additional shares are issued by the Company to acquire the balance of EagleView Common Stock as set forth under the Agreement, the Company will cause to be issued to Mr. Wolff such number of shares of the Company's Common Stock as shall be equal to 1% of the Company's Common Stock so issued in exchange for the balance of EagleView's Common Stock.

 EagleView is a recently organized corporation that was established to enter into the digital wireless transmission industry utilizing microwave transmission to achieve high-speed transmission of Wide Area Networks and Wireless Internet Access Systems. EagleView Industries currently intends to supply on a turn-key basis wireless systems, including site engineering evaluation and planning, system cost estimates, customized financial analysis and projections, and system construction and operation. Although EagleView was organized during February 1998, it has had limited operating experience and has not had any sales.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Financial Statements

 (a) Financial Statements of EagleView: Will be filed by Amendment not later than 60 days from August 10, 1999.

 (b) Pro Forma Financial Information required pursuant to Article 11 of Regulation S-X: Will be filed by Amendment not later than 60 days from August 10, 1999.


Exhibits

 20.1 Registrant's Schedule 14(f)(1), Information Statement Pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14(f)(1) thereunder (filed with the Commission on August 11, 1999, and incorporated herein by reference).

 10.1 Stock Exchange Agreement dated June 18, 1999 among the Company, EagleView Technologies, Inc. and Alfred M. Carroccia Jr., collectively the "Shareholders" (incorporated by reference to Exhibits of the Company's Current Report on Form 8-K dated June 18, 1999, filed on June 22, 1999).

10.2 Amendment to Stock Exchange Agreement entered into on August 6, 1999 among the Company, EagleView Technologies, Inc., Alfred M. Carroccia Jr., William Hucks, Walter E. Freeman, James R. Hawk, and Joanne L. Kalt, collectively the "Shareholders" (incorporated by reference to Exhibit 2 of Schedule 13D of EagleView Technologies, Inc., EagleView Properties, Inc., Michael J. Paolini, and Kimberly Paolini, dated August 10, 1999 and filed on August 24, 1999.)


                                   SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         DISTINCTIVE DEVICES, INC.
                                             (Registrant)


Date: August 24, 1999.                   by:  /s/ Earl M. Anderson Jr.
                                                  Earl M. Anderson Jr.
                                                  Vice President and
                                                  Chief Financial Officer